                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                              (Amendment No.   )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(z))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                    Home Health Corporation of America, Inc.

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                (Name of Registrant as Specified In Its Charter)

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box)
[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

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     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     4)  Proposed maximum aggregate value of transaction:
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     5)  Total fee paid:
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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     4)  Date Filed:
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

                    HOME HEALTH CORPORATION OF AMERICA, INC.
                     2200 Renaissance Boulevard, Suite 300
                           King of Prussia, PA 19406

                           -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          to be held November 12, 1996

                          ----------------------------


To the Shareholders of Home Health Corporation of America, Inc.:

          The 1996 Annual Meeting of Shareholders of Home Health Corporation of America, Inc. will be held on Tuesday, November 12, 1996, at 8:30 a.m., prevailing time, at the Adam's Mark Hotel, City Line Avenue and Monument Road, Philadelphia, Pennsylvania, for the purpose of considering and acting upon the following:

                1. To elect one Class A director to hold office for a term of three years and until his successor is duly elected and qualified, as described in the accompanying Proxy Statement; and

                2. To transact such other business as may properly come before the Annual Meeting.

          Only shareholders of record at the close of business on October 1, 1996, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

          If the Annual Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Annual Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in this Notice of Annual Meeting.

          YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.



                                        By Order of the Board of Directors



                                        Bruce J. Colburn
                                        Chief Financial Officer and Secretary

King of Prussia, Pennsylvania
October 22, 1996

                    HOME HEALTH CORPORATION OF AMERICA, INC.
                     2200 Renaissance Boulevard, Suite 300
                           King of Prussia, PA 19406
                                 (610) 272-1717

                           -------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                           --------------------------


     The accompanying proxy is solicited by the Board of Directors of Home Health Corporation of America, Inc. (the "Company" or "HHCA") for use at the 1996 Annual Meeting of Shareholders (the "Meeting") to be held on Tuesday, November 12, 1996, at 8:30 a.m., prevailing time, at the Adam's Mark Hotel, City Line Avenue and Monument Road, Philadelphia, Pennsylvania, and any adjournments or postponements thereof. This Proxy Statement and accompanying proxy card are first being mailed to shareholders on or about October 22, 1996.

     The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or teletype by officers, directors or employees of the Company, without additional compensation. Upon request, the Company will pay the reasonable expenses incurred by record holders of the Company's Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy material and annual shareholder reports to the beneficial owners of the shares they hold of record.

     Only shareholders of record, as shown on the transfer books of the Company, at the close of business on October 1, 1996 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 8,090,007 shares of Common Stock outstanding.

     Proxies in the form enclosed, if properly executed and received in time for voting, and not revoked, will be voted as directed on the proxies. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of Common Stock "for" the election of all nominees for directors hereinafter named. Sending in a signed proxy will not affect a shareholder's right to attend the Meeting and vote in person since the proxy is revocable. Any shareholder who submits a proxy has the power to revoke it by, among other methods, giving written notice to the Secretary of the Company at any time before the proxy is voted.

     The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. All shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the Meeting, no matter how they are voted or whether they abstain from voting, will be counted in determining the presence of a quorum. If the Meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the Notice of Annual Meeting.

     Each share of Common Stock is entitled to one vote on each matter which may be brought before the Meeting. The election of directors will be determined by a plurality vote and the nominee receiving the most "for" votes will be elected. Approval of any other proposal will require the affirmative vote of a majority of the shares cast on the proposal. Under the Pennsylvania Business Corporation Law, an abstention, withholding of authority to vote or broker non-vote will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote.

                             ELECTION OF DIRECTORS

     The Company's Bylaws provide that the Board of Directors shall consist of not fewer than 3 nor more than 9 directors, with the exact number to be fixed by the Board of Directors. The Board of Directors has fixed the number of directors at four. Pursuant to the Bylaws of the Company, the directors are divided into three classes, which is required to be as nearly equal in number as possible. One class of directors is to be elected annually for a term of three years. The Board of Directors is currently comprised of two classes (Class A and Class B) of one director each and one class (Class C) of two directors.

     At the Meeting, shareholders will elect one Class A director to serve for a term of three years and until his successor is elected and qualified. Unless directed otherwise, the persons named in the enclosed proxy intend to vote such proxy "for" the election of the listed nominee or, in the event of inability of the nominee to serve for any reason, for the election of such other person as the Board of Directors may designate to fill the vacancy. The Board has no reason to believe that the nominee will not be a candidate or will be unable to serve.

     The following table sets forth information, as of the Record Date, concerning the Company's directors and nominee for election to the Board of Directors. The director nominee, Joseph F. Trustey, was nominated by the Board of Directors and currently serves as a director. The nominee has consented to being named in the Proxy Statement and to serve if elected.


           Name              Age           Position            Director   Term
           ----              ---           --------             Since    Expires
                                                                -----    -------
Bruce J. Feldman/(1)/         47  Chairman of the Board,           1982     1998
                                  President and Chief
                                  Executive Officer

G. Michael Bellenghi /(1)(2)/ 48  Director                         1994     1997

Harvey Machaver /(1)(2)/      71  Director                         1985     1998

Joseph F. Trustey /(2)(3)/    34  Director                         1995     1996


---------------------
(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.
(3)  Nominee for Director.

     The following information about the Company's directors and nominee for director is based, in part, upon information supplied by such persons.

     Bruce J. Feldman, the founder of the Company, has served as President, Chief Executive Officer and Chairman of the Company since it was founded in December 1982. Prior to founding the Company, Mr. Feldman owned a Medicare-certified home health agency, which became a subsidiary of the Company in 1982.

     G. Michael Bellenghi has been a director and executive officer of Paragon Management Group, Inc., a health care management consulting company located in Malvern, Pennsylvania since 1990. He is also a director and chief executive officer of Recordex Services, Inc., a medical records retrieval company located in Malvern, Pennsylvania. Mr. Bellenghi also serves as a director of F.Y.I. Incorporated, the parent company of Recordex Services, Inc., a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

     Harvey Machaver has been employed since 1990 as a consultant with Scopus Evaluation Services, a health care consulting firm located in New York, New York ("Scopus").

     Joseph F. Trustey has been employed since 1992 by Summit Partners, L.P., a venture capital firm, and currently serves as a general partner of that firm. From 1990 to 1992, Mr. Trustey was employed as a strategy consultant with the management consulting firm of Bain & Company, Inc.

Shareholder Nominations

     Pursuant to the Company's Bylaws, no shareholder is permitted to nominate a candidate for election as a director unless the shareholder is present in person at the annual meeting and provides, in writing, to the Secretary of the Company
(a) information about the candidate that is equivalent to the information concerning the candidates nominated by the Board of Directors that was contained in the Company's proxy statement for the immediately preceding meeting at which directors were elected if the Corporation distributed a proxy statement to its shareholders in connection with such election of directors or (b) if the Company did not distribute a proxy statement, the following information about such candidate: (i) name, age, business and residence address of such candidate; (ii) any position, office or arrangement held with the Company by such candidate and a description thereof; (iii) a description of any arrangement between the candidate and any other person(s) (naming such person(s)) pursuant to which he was nominated as a director; (iv) the candidate's principal occupation for the five years prior to the election; (v) the number of shares of the Company's stock beneficially owned by the candidate; (vi) a description of any commercial transaction or series of transactions involving the candidate in which the Company (or any of its affiliates) has a direct or indirect material interest in the transaction, including the amount of the transaction and the amount of the candidate's interest in the transaction; and (vii) evidence of the consent of such candidate to serve as a director if elected. The Bylaws also require that the nominating shareholder provide the Company with the following information:
(a) the name and address as they appear on the Company's stock transfer books of such nominating shareholder and of the beneficial owners (if any) of the Company's capital stock registered in such shareholder's name and name and address of other shareholders known by the nominating shareholder to be supporting such candidate; (b) the class and number of shares of the Company's capital stock which are held of record, beneficially owned or represented by proxy by such nominating shareholder and any other shareholders known to such nominating shareholder to be supporting such candidate as of the record date for the annual meeting in question (if such the shareholders of the Company have then been given notice of such date) and as of the date of the nominating shareholder's notice. This information is required to be provided in writing at least four (4) months prior to the annual meeting of shareholders.

     If the Board of Director or a designated committee thereof determines that any shareholder nomination was not timely made in accordance with the terms of the Bylaws or that the information provided by the nominating shareholder does not satisfy the informational requirements of the Bylaws in any material respect, then such nomination will not be considered at the annual meeting in question. If neither the Board of Directors nor such committee makes such a determination as to the nominating shareholder's compliance with the Bylaws, the judge(s) of election for the annual meeting, or if same have not been appointed pursuant to the Bylaws, the Chairman of the annual meeting is required to determine whether a nomination was made in accordance with these provisions. If the Board of Directors, a designated committee thereof, the judge(s) of election or the Chairman of the annual meeting, as the case may be, determines that a nomination was made in accordance with the Bylaws, the Chairman will so declare at the annual meeting and ballots will be provided for use at the meeting with respect to such candidate.

Board of Directors, Committees and Attendance at Meetings

     The Board of Directors held three meetings during fiscal 1996. Each director attended 75% or more of the meetings of the Board and committees of which they were members during fiscal 1996.

     The Board of Directors has appointed a Compensation Committee to review and make recommendations to the Board regarding the salaries, bonuses and other forms of compensation for executive officers of the Company and to administer various compensation and benefit plans. During fiscal 1996, the Compensation Committee held three meetings.

     The Board of Directors also has appointed an Audit Committee to, among other things, review the Company's accounting practices, internal accounting controls and financial results and to oversee the engagement of the Company's independent auditors. The Audit Committee held one meeting during fiscal 1996.

     The Board of Directors has not appointed a standing Nominating Committee.

Director Compensation

     Directors' Fees. Each director of the Company who is not also an officer or employee of the Company receives a fee of $1,000 for each meeting of the Board or any committee of the Board attended.

     Consulting Arrangements. The Company has a consulting arrangement with Scopus, of which Mr. Machaver is the principal stockholder. In fiscal 1996, 1995 and 1994, the Company paid consulting fees of approximately $40,000, $40,000 and $37,000, respectively, to Scopus.

     Stock Options. Under the Company's 1995 Employee and Consultant Equity Plan, each non-employee director was granted on November 13, 1995 an option to purchase 10,000 shares of Common Stock at an exercise price of $7.50 (the "Directors' Options"). The Directors Options are currently exercisable with respect to 5,000 shares and will become exercisable with respect to an additional 2,500 shares on each of November 13, 1996 and November 13, 1997.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock (i) by each person who is known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) by each director of the Company, (iii) by each executive officer of the Company named in the Summary Compensation Table and (iv) by all directors and executive officers of the Company as a group. Except as otherwise indicated, all information is as of the Record Date and the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares.


                                              Shares Beneficially Owned /(2)/
                                            ----------------------------------
Name and Address of Beneficial Owner/(1)/
                                                 Number           Percent
-----------------------------------------   ----------------   ---------------
Bruce J. Feldman /(3)/....................        935,853              11.6%

Wellington Management Company /(4)/
  75 State Street
  Boston, MA 02109........................        443,700               5.9%

Joseph Trustey/(5)/.......................        174,262               2.2%

Summit Partners /(6)/
  600 Atlantic Avenue.....................        166,762               2.1%
  Suite 2800
  Boston, MA 02210

Fred J. Nicholas/(7)/.....................         53,083               *

James J. Swiniuch/(8)/....................         26,716               *

Joseph J. Grilli /(9)/....................         11,666               *

G. Michael Bellenghi/(9)/.................          7,500               *



                                              Shares Beneficially Owned /(2)/
                                            ----------------------------------
Name and Address of Beneficial Owner/(1)/
                                                 Number           Percent
-----------------------------------------   ----------------   ---------------
Harvey Machaver/(10)/ ...................            32,091             *

All Directors and Executive
  Officers as a group
  (10 persons)/(11)/  ...................         1,249,170            15.4%

-----------------------------
*       Denotes less than 1.0%

(1) Except as otherwise shown, the address of each person listed above is in care of the Company, 2200 Renaissance Boulevard, Suite 300, King of Prussia, PA 19406.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the shares. Shares of Common Stock subject to securities currently exercisable or exercisable within 60 days following October 1, 1996, are deemed outstanding for computing the share ownership and percentage ownership of the person holding such securities, but are not deemed outstanding for computing the percentage of any other person.

(3) Includes 95,238 shares of Common Stock held by the Company's Profit Sharing Plan, of which Mr. Feldman is sole voting trustee, an aggregate of 100,000 shares of Common Stock for which Mr. Feldman is the sole voting trustee pursuant to voting trust agreements that expire upon Mr. Feldman's death, 106,250 shares of Common Stock which may be acquired upon the exercise of currently exercisable stock options, and 5,000 shares of Common Stock which may be acquired upon the exercise of currently exercisable warrants.

(4) The shares of Common Stock are owned by a variety of investment advisory clients of Wellington Management Company ("Wellington"), which clients receive dividends with respect to and proceeds from the sale of such shares. No such client is known to beneficially own more than 5% of the Common Stock. Wellington has shared investment power with respect to all 443,700 of the shares of Common Stock and shared voting power with respect to 245,700 of the shares of Common Stock. The information set forth herein with respect to the beneficial ownership of the Common Stock is as of December 31, 1995 and is derived from a Schedule 13-G, dated February 9, 1996, filed by Wellington with the Securities and Exchange Commission.

(5) Includes 152,175 shares of Common Stock held by Summit Investors II, L.P. of which Mr. Trustey is a general partner. Also includes 7,500 shares which may be acquired by Mr. Trustey upon the exercise of currently exercisable options.

(6) Includes 152,175 shares of Common Stock held by Summit Ventures II, L.P. and 14,587 shares held by Summit Investors II, L.P.

(7) Includes 52,083 shares of Common Stock which may be acquired upon the exercise of currently exercisable options.

(8) Includes 25,416 shares of Common Stock which may be acquired upon the exercise of currently exercisable options.

(9) Represents shares of Common Stock which may be acquired upon the exercise of currently exercisable options.

(10) Consists of 20,000 shares of Common Stock which may be acquired upon the exercise of currently exercisable warrants, 7,500 shares of Common Stock which may be acquired upon the exercise of currently exercisable options and 4,591 shares held jointly with Mr. Machaver's spouse.

(11) Includes an aggregate of 247,914 shares of Common Stock which may be acquired upon the exercise of currently exercisable options and warrants.


Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

          To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company during or with respect to the Company's most recent fiscal year and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent beneficial owners were complied with during fiscal 1996.


                             EXECUTIVE COMPENSATION

Compensation Committee Report


     The Compensation Committee of the Company's Board of Directors establishes the Company's general compensation policies, compensation plans and specific compensation levels of the Company's most highly compensated executive officers, and reviews the design, administration and effectiveness of compensation programs for other key executives. The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation, integrate pay with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives.

     The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long term incentive compensation in the form of stock options and various benefits generally available to full-time employees of the Company, including participating in group medical and life insurance plans. The Company seeks to be competitive with Compensation programs offered by companies of a similar size within the health care industry based on formal and informal surveys conducted by the Company.

     Decisions with respect to the compensation of Bruce Feldman, the Chairman, President and Chief Executive Officer of the Company, Fred Nicholas, Chief Operating Officer of the Company and James J. Swiniuch, Vice President, Mergers, Acquisitions and Business Development of the Company for fiscal 1996 were made by the Compensation Committee. Decisions with respect to the compensation of all other executive officers of the Company are made by Mr. Bruce Feldman within the guidelines established by the Compensation Committee.

     Base Salary. Prior to the beginning of each fiscal year, financial and
     -----------
other goals are established for the Company. Each executive officer is responsible for accomplishing the goals pertaining to his area of responsibility. At the end of each fiscal year, a performance review takes place with each executive officer to measure performance against those objectives. Base salary decisions are made based on the results of the performance review as well as other considerations such as the executive officer's level of responsibility, years of service with the Company and professional background.

     Annual Incentive Compensation. For fiscal 1996 the Company established a
     -----------------------------
performance based bonus plan which awarded to executive officers bonus compensation up to 10% of base salary if certain financial goals were achieved. Information concerning bonus compensation paid to certain executive officers with respect to fiscal 1996 is set forth in the Summary Compensation Table.

     Stock Options.  The Company uses its Employee and Consultant Equity Plan
     -------------
(the "Plan") as a long-term incentive plan for executive officers and lay employees. The objectives of the Plan with respect to executive officers are to align the long-term interests of executive officers and shareholders by creating a direct link between executive compensation and shareholder return and to enable executives to develop and maintain a significant long-term equity interest in the Company. The Plan authorizes the Compensation Committee to award stock options to officers and key employees. Stock options granted to executive officers are based upon the level and degree of responsibility of the positions they hold. In general under the Plan, options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant and are exercisable according to a vesting schedule determined by the Compensation Committee at the time of grant. In fiscal 1996, the Compensation Committee granted options to purchase an aggregate of 293,500 shares of Common Stock under the Plan. Information concerning the option grants to certain executive officers is set forth in the Summary Compensation Table.

     Determination of Compensation of Chief Executive Officer. The Compensation
     --------------------------------------------------------
Committee based Mr. Feldman's compensation for fiscal 1996 in part on a survey of compensation paid to the chief executive officers of companies comparable to the Company. The Compensation Committee also considered Mr. Feldman's role in developing acquisition opportunities for the Company, the achievement by the Company of certain financial goals and the performance of the Common Stock.

     Policy with Respect to Section 162(m) of the Internal Revenue Code.
     ------------------------------------------------------------------
Generally, Section 162(m) of the Internal Revenue Code of 1986, and the regulations promulgated thereunder (collectively, "Section 162(m)"), denies a deduction to any publicly held corporation, such as the Company, for certain compensation exceeding $1,000,000 paid during a taxable year to the chief executive officer and the four other highest paid executive officers, excluding, among other things, certain performance-based compensation. Where appropriate, the Compensation Committee has taken action to reduce the impact of this provision. For example, the Compensation Committee intends that the Employee and Consultant Equity Plan qualify for the performance-based exclusion. The Compensation Committee continually evaluates to what extent Section 162(m) will apply to its other compensation programs.


                                 THE COMPENSATION COMMITTEE


                                 Harvey Machaver, Chairman
                                 G. Michael Bellenghi
                                 Joseph F. Trustey

Summary Compensation Table

        The following table sets forth certain information regarding the compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for services rendered in all capacities to the Company for fiscal 1996 and fiscal 1995 (collectively the "named executive officers"):

                                                        Long Term
                          Annual Compensation /(1)/    Compensation
                          -------------------------    ------------

                                                        Securities
                           Fiscal Year                  Underlying   All Other
Name and Principal Position           Salary    Bonus    Options    Compensation

--------------------------------------------------------------------------------
Bruce J. Feldman,              1996  $254,000  $43,600      75,000   33,792/(2)/
 President and Chief           1995   244,869   25,000           -   58,573/(3)/
 Executive Officer

Fred J. Nicholas               1996   155,000   15,500      50,000             -
 Chief Operating Officer,      1995   127,728   14,000       5,000   14,000/(4)/
 Corporate

Joseph J. Grilli               1996   110,000   11,000      10,000             -
 Chief Operating Officer,      1995   108,769   10,500       5,000   10,500/(4)/
 Mid-  Atlantic Region

James J. Swiniuch              1996   110,000    2,500      25,000             -
 Vice President, Mergers,      1995   103,307   11,000       5,000   11,000/(4)/
 Acquisitions and Business
 Development

-----------------
(1) Does not include the value of perquisites provided to certain executive officers which in the aggregate did not exceed the lesser of $50,000 or 10% of such officer's salary and bonus.

(2) Consists of $15,460 of premiums on a split-dollar life insurance policy and $18,324 relating to indebtedness to the Company that was forgiven upon the attainment of certain operating results.

(3) Consists of $25,000 contributed to the Company's pension and profit sharing plan, $15,000 of premiums on a split-dollar life insurance policy and $18,573 relating to indebtedness to the Company that was forgiven upon the attainment of certain operating results.

(4) Represents contributions to the Company's pension and profit sharing plan.

Option Grants in Last Fiscal Year

        The following table sets forth certain information concerning stock
options granted during fiscal 1996   to the named executive officers.  The
following table also sets forth the potential realizable value over the term of the options (the period from grant date to the expiration date), based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts do not represent the Company's estimate of future stock price. Actual realizable values, if any, of stock options will depend on the future performance of the Common Stock.


                                                                                     Potential Realizable Value
                                                                                         at Assumed Annual
                                                                                       Rates of Stock Price
                                                   Individual Grants                     Appreciation For
                                                                                         Option Term (1)
---------------------------------------------------------------------------       -------------------------------------
                           Number of
                          Securities       Percent of Total
                          Underlying       Options Granted
                           Options         to Employees In          Exercise        Expiration
        Name               Granted           Fiscal Year             Price             Date           5%         10%
-----------------------  -----------      -----------------        ---------      -------------  ----------  ----------
Bruce J. Feldman.......    75,000               25.6%                $7.50          11/13/05      $353,753    $896,480

Fred S. Nicholas.......    25,000                8.5%                 7.50          11/13/05       117,918     298,827
                           25,000                8.5%                 9.00           3/08/06       141,501     358,592

Joseph J. Grilli.......    10,000                3.4%                 7.50          11/13/05        47,167     119,531

James J. Swiniuch......    25,000                8.5%                 7.50          11/13/05       117,918     298,827

------------------------
(1) Represents the difference between the market value of the Common Stock for which the option may be assuming that the market exercised, value of the Common Stock appreciates in value from the date of grant to the end of the option term at annualized rates of 5% and 10%, respectively, and the exercise price of the option. The rates of appreciation used in this table are prescribed by regulations of the Securities and Exchange Commission and are not intended to forecast future appreciation of the market value of the Common Stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

        The following table sets forth certain information concerning the exercise of stock options during fiscal 1996 and the number and value of unexercised options held at the end of fiscal 1996 by the named executive officers.


                                                                    Number of Securities        Value of Unexercised
                                                                    Underlying Unexercised     In-the-Money Options at
                                                                     Options at Year-End         Fiscal Year-End(1)
                                                                    ----------------------     -----------------------
                                Shares Acquired         Value
           Name                    on Exercise         Realized    Exercisable/Unexercisable  Exercisable/Unexercisable
--------------------------     ------------------    ------------  -------------------------  -------------------------

Bruce J. Feldman                       -                  -              56,250/18,750            $341,016/$113,672

Fred J. Nicholas                       -                  -              27,083/32,917             218,355/172,895

Joseph J. Grilli                       -                  -               11,667/8,333              124,885/61,365

James J. Swiniuch                      -                  -               25,416/9,584              197,414/79,774


------------------------
(1) Calculated by determining the difference between the fair value of the securities underlying the Options on June 30, 1996 and the exercise price.

Employment Agreements

        Bruce J. Feldman. On September 1, 1995, the Company entered into an employment agreement with Bruce J. Feldman, President and Chief Executive Officer of the Company, for an initial term of three years, subject to automatic annual extensions of one year on August 31, 1996 and each anniversary thereafter. Pursuant to the terms of Mr. Feldman's employment agreement, Mr. Feldman is entitled to receive (i) an annual base salary of $284,000, or such higher amount as the Compensation Committee may determine (the "Base Salary"),
(ii) an annual cash bonus based on the Company's achievement of specified levels of net income as determined by the Compensation Committee and (iii) a deferred annuity program of $15,000 per year and other benefits at least equivalent to those provided to the Company's other executive officers. The Base Salary will be reviewed by the Compensation Committee on not less than an annual basis. Pursuant to the employment agreement, Mr. Feldman is also entitled to receive a car allowance of $9,000 per year and received a non-qualified stock option grant to purchase 75,000 shares of Common Stock at a per share exercise price of $7.50. Of the shares subject to this option 50% vested on November 13, 1995, 25% vested on August 31, 1996 and the remaining 25% will vest on August 31, 1997.

        Mr. Feldman's employment agreement may be terminated by the Company with or without cause, which is defined to include, among other things, the material breach of the employment agreement by Mr. Feldman, gross negligence in the performance of his duties, conviction of a felony or commission of a material act of dishonesty or breach of trust with respect to the Company. The employment agreement may also be terminated by Mr. Feldman for good reason, which includes, among other things, the demotion or removal of Mr. Feldman, a material diminishment of his responsibilities, a reduction in his Base Salary, failure to be re-elected to the Board or upon a change in control of the Company. In the event of termination for good reason (including the Company's failure to renew the term of the employment agreement) by Mr. Feldman, or without cause by the Company, Mr. Feldman will be entitled to receive, among other things, regular payments of his Base Salary for three years and have any unvested stock options and awards accelerate and become fully exercisable. In the event of termination by the Company for cause or for any other reason, Mr. Feldman will be entitled to receive any unpaid salary and benefits through the date of termination. Under the employment agreement, Mr. Feldman is prohibited from disclosing confidential information during and after the term of the agreement. In addition, Mr. Feldman is prohibited from soliciting employees or customers of the Company or engaging or participating in any business which competes with the Company within a 100-mile radius of any of the Company's branch offices while he is employed by the Company and for one year thereafter or, in the event of termination by Mr. Feldman for good reason (including the Company's failure to renew the term of the employment agreement) or by the Company without cause, for three years thereafter.

        Fred J. Nicholas. The Company entered into an employment agreement, dated as of January 1, 1995, with Fred J. Nicholas, Chief Operating Officer of the Company, for a term of three and one-half years. Pursuant to the terms of Mr. Nicholas's employment agreement, Mr. Nicholas is entitled to receive (i) a base salary of at least $140,000 per year, (ii) incentive compensation as determined by the Board of Directors and (iii) other benefits similar to those provided to the Company's other officers. Mr. Nicholas's employment agreement may be terminated with our without cause by either party. In the event of termination by the Company without cause, Mr. Nicholas will be entitled, under certain circumstances, to continue to receive regular payments of his base salary for a period of six months after the date of his termination. In all other cases, in the event that Mr. Nicholas's employment agreement is terminated, he is entitled to receive unpaid salary and benefits earned up to the date of termination. In the event that Mr. Nicholas's employment is terminated for any reason other than without cause by the Company, he is prohibited from competing with the Company for a period of two years after such termination.

        James J. Swiniuch. The Company entered into an employment agreement, dated as of March 1, 1994, with James J. Swiniuch, Vice President, Mergers, Acquisitions and Business Development, for a term of two years. In August 1995, the Company extended the term of Mr. Swiniuch's employment agreement to March 1, 1998. Pursuant ot the terms of Mr. Swiniuch's employment agreement, Mr. Swiniuch is entitled to receive (i) a base salary of at least $100,000 per year, (ii) incentive compensation as determined by the Board of Directors and (iii) other benefits similar to those provided to the Company's other officers. Mr. Swiniuch's employment agreement may be terminated with or without cause by either party. In the event of termination by the Company without cause, Mr. Swiniuch will be entitled, under certain circumstances, to continue to receive regular payments of his base salary for a period of four months after the date of this termination. In all other cases of termination, he is entitled to receive unpaid salary and benefits earned up to the date of termination. In the event that Mr. Swiniuch's employment is terminated for any reason other than without cause by the Company, he is prohibited from competing with the Company for a period of two years after such termination.

        Joseph J. Grilli. The Company entered into an employment agreement, dated as of July 1, 1996, with Joseph J. Grilli, Vice President, Mid-Atlantic area, for a term of three years. Pursuant to the terms of Mr. Grilli's employment agreement, Mr. Grilli is entitled to receive (i) a base salary of $125,000 per year, (ii) incentive compensation as determined by the Board of Directors, and (iii) other benefits similar to those provided to the Company's other officers. Mr. Grilli's employment agreement may be terminated with or without cause by either party. In the event of termination by the Company without cause, Mr. Grilli will be entitled, under certain circumstances, to continue to receive regular payments of his base salary for a period of 12 months after the date of his termination. In all other cases, in the event that Mr. Grilli's employment agreement is terminated, he is entitled to receive unpaid salary and benefits earned up to the date of termination. In the event Mr. Grilli's employment is terminated for any reason other than without cause by the Company, he is prohibited from competing with the Company for a period of one year.

Certain Transactions

        On June 30, 1992, Summit Investors II, L.P. and Summit Ventures II, L.P. (the "Summit Partnerships"), the Company and certain of its subsidiaries and affiliates entered into certain agreements (the "Summit Agreements"), pursuant to which, for aggregate consideration of approximately $3.0 million, the Summit Partnerships acquired: (i) a $2.5 million Senior Subordinated Note; (ii) 1,181,259 shares of Common Stock; and (iii) 50,000 shares of the Company's Series B preferred stock. In November 1995, the Senior Subordinated Note and the Series B Preferred Stock were repaid. Mr. Joseph F. Trustey, a director of the Company, is a partner of Summit Partners L.P., an affiliate of the Summit Partnerships.

        On September 29, 1995, the Summit Partnerships provided $3.0 million in financing to the Company. Of such amount, $2.0 million was redeemable preferred stock and $1.0 million was a subordinated debenture. In addition, the Summit Partnerships received a warrant to acquire 155,414 shares of Common Stock at a nominal exercise price. In November 1995, the Company repaid the preferred stock and the subordinated debenture.

        On June 30, 1992, the Company loaned the principal sum of approximately $95,000 to Bruce J. Feldman, its President and Chief Executive Officer. The loan matures on June 30, 1997 and is payable annually with interest at the rate of 8% per annum until paid in full. This note may be forgiven contingent upon the Company achieving certain annual profit performance criteria. The profit performance criteria was met for fiscal 1993, 1994, 1995 and 1996, resulting in a total forgiveness to date of approximately $77,000. As of June 30, 1996, the principal balance due on the loan was approximately $18,000.

Stock Performance Graph

        The graph which follows shows the cumulative total return on Common
Stock since November 8, 1995,   the date the Common Stock began trading on the
Nasdaq National Market, compared with the cumulative total   return of companies
on the Nasdaq National Market (U.S. Companies) and shares of all healthcare
institutions   tracked by Standard and Poors ("S&P Health Care").  Cumulative
total return on the Common Stock or the index   equals the total increase in
value since November 8, 1995, assuming reinvestment of all Common Stock. The graph assumes that $100 was invested on November 8, 1995 in Common Stock and in each of the indexes.




                                 November 8, 1995  June 30, 1996
                                 ----------------  -------------
HHCA                                   $100             $181

Nasdaq National Market (U.S.)          $100             $114

S&P Health Care                        $100             $119

                             SHAREHOLDER PROPOSALS

          Shareholder proposals for the 1997 Annual Meeting of Shareholders must
be submitted to the Company   by June 24, 1997 to receive consideration for
inclusion in the Company's Proxy Statement.

                            APPOINTMENT OF AUDITORS

          The Board of Directors has appointed Coopers & Lybrand L.L.P.,
independent accountants, to serve as   the Company's independent auditors for
the year ending June 30, 1997.  A representative of Coopers & Lybrand,   L.L.P.
is expected to be present at the Annual Meeting and to be available to respond
to appropriate questions.   The representative will have the opportunity to make
a statement if he so desires.

                                 OTHER MATTERS

          The Company is not presently aware of any matters (other than
procedural matters) which will be brought   before the Meeting which are not
reflected in the attached Notice of the Meeting. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following
matters that may come before the   Meeting: (i) matters which the Company does
not know, a reasonable time before the proxy solicitation, are to   be presented
at the Meeting; (ii) approval of the minutes of a prior meeting of shareholders,
if such approval does   not amount to ratification of the action taken at the
meeting; (iii) the election of any person to any office for which   a bona fide
nominee named in this Proxy Statement is unable to serve or for good cause will
not serve; (iv) any   proposal omitted from this Proxy Statement and the form of
proxy pursuant to Rules 14a-8 or 14a-9 under the   Securities Exchange Act of
1934; and (v) matters incident to the conduct of the Meeting.  In connection
with such   matters, the persons named in the enclosed proxy will vote in accordance with their best judgment.

                  ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

        This Proxy Statement is accompanied by the Company's Annual Report to Shareholders for fiscal 1996.

        EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST TO:

                      HOME HEALTH CORPORATION OF AMERICA, INC.
                      2200 Renaissance Boulevard
                      Suite 300
                      King of Prussia, PA 19406
                      Attention: Tina Labant

                                        By Order of the Board of Directors


                                        Bruce J. Colburn
                                        Chief Financial Officer and Secretary

King of Prussia, Pennsylvania
October 22, 1996

--------------------------------------------------------------------------------

                    HOME HEALTH CORPORATION OF AMERICA, INC.
                              KING OF PRUSSIA, PA

        PROXY FOR 1996 ANNUAL MEETING OF SHAREHOLDERS, NOVEMBER 12, 1996

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby constitutes and appoints Bruce J. Feldman, Bruce J. Colburn and Tina Labant, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the annual meeting of shareholders of Home Heath Corporation of America, Inc. to be held on the 12th day of November, 1996, and at any postponement or adjournment thereof, and to vote all of the shares of Home Heath Corporation of America, Inc. which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as marked on the reverse side hereof.

  THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED IN THE BOXES PROVIDED, THE PERSONS NAMED HEREIN INTEND TO VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED ON THE REVERSE SIDE HEREOF.

  A MAJORITY OF SAID ATTORNEYS AND PROXIES PRESENT AND ACTING AT THE MEETING IN PERSON OR BY THEIR SUBSTITUTES (OR IF ONLY ONE IS PRESENT AND ACTING, THEN THAT
ONE) MAY EXERCISE ALL THE POWERS CONFERRED HEREBY. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO CERTAIN MATTERS DESCRIBED IN THE PROXY STATEMENT.

           (Continued and to be signed and dated on the reverse side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[X]  PLEASE MARK YOUR  --
     VOTES AS IN THIS
     EXAMPLE.                                                      ---



                                     WITHHOLD AUTHORITY
1. ELECTION OF        FOR             TO VOTE FOR THE
DIRECTOR: Joseph                         NOMINEES
F. Trustey           [   ]               [      ]


2. To transact such other business as           FOR      AGAINST     ABSTAIN
may properly come before the meeting or        [   ]     [     ]     [     ]
any postponement or adjournment thereof.

RECEIPT OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND
PROXY STATEMENT DATED OCTOBER 22, 1996 IS HEREBY ACKNOWLEDGED.

PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON, INCLUDING ANY OFFICIAL POSITION OR REPRESENTATIVE CAPACITY.
Signature(s): ____________ Date: _________ Signature(s): _________ Date: _______
PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.
--------------------------------------------------------------------------------